UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2014

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

15770 Dallas Parkway, Suite 1290, Dallas, TX	75248
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

 On August 18, 2014, SWK Holdings Corporation (the "Company") entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Carlson Capital, L.P. (“Carlson”). Pursuant to the terms of the Purchase Agreement, on August 18, 2014, Double Black Diamond Offshore Ltd. (“Double Black Diamond”) and Black Diamond Offshore Limited (“Black Diamond”), funds affiliated with Carlson (collectively, the “Stockholder”), acquired 55,908,000 newly issued shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for a purchase price of $1.37 per share or an aggregate purchase price of $76,593,960 (the “Initial Closing”). Prior to the date hereof, Carlson and its affiliates owned approximately 29.7% of the Company’s Common Stock and are lenders under the Company’s credit facility.

The Purchase Agreement provides that the Company will conduct a rights offering (the “Rights Offering”) as promptly as reasonably practical after the Initial Closing. The Rights Offering will be substantially on the terms set forth in the registration statement on Form S-1 filed by the Company with the SEC on February 13, 2014, as the same has been (and as it may be) amended and supplemented (including each amendment and supplement thereto, the “Registration Statement”). The Stockholder will have the right to participate in the Rights Offering on the same terms as all other stockholders, including with respect to the subscription price. In connection with the Purchase Agreement, the Stockholder agreed that it would only exercise that number rights it receives in the rights offering which represents the number of rights it would have received on the day immediately preceding the Initial Closing.   Double Black Diamond, L.P., an affiliate of the Stockholder, has agreed to serve as the standby purchaser with respect to the Rights Offering and will generally have the right to purchase any unsubscribed rights (other than rights the Stockholder have agreed not to exercise as described above).

The Purchase Agreement further provides that, following the closing of the Rights Offering, the Stockholder will purchase a number of newly issued additional shares of Common Stock such that (after taking into account the Initial Closing and the closing of the Rights Offering, including any shares of Common Stock purchased by the Stockholder and its affiliates in the Rights Offering, including as standby purchaser) the Stockholders’ and its affiliates’ voting percentage of Common Stock equals 69% on a fully-diluted basis.

In connection with the transactions described above, the Company has agreed to reimburse the Stockholder for up to $900,000 in transaction expenses.

In connection with the Purchase Agreement, the Company, Double Black Diamond and Black Diamond entered into a Stockholders’ Agreement, dated as of August 18, 2014 (the “Stockholders’ Agreement”) pursuant to which, among other things, the Company granted the Stockholder approval rights with respect to certain transactions including with respect to the incurrence of indebtedness over specified amounts, the sale of assets over specified amounts, declaration of dividends, loans, capital contributions to or investments in any third party over specified amounts, changes in the size of the board of directors or changes in the Company’s chief executive officer. In addition, the Stockholder agreed that until the earlier of the fifth anniversary of the Initial Closing or the date it owns less than 40% of the outstanding shares of Common Stock it will not increase its voting percentage of Common Stock to greater than 76% or cause the Company to engage in any buybacks in excess of 3% of the then outstanding shares of Common Stock without offering to acquire all of the then-outstanding Common Stock at the same price and on the same terms and conditions. The Stockholder further agreed that, until the earlier of the fifth anniversary of the Initial Closing or the date it owns less than 40% of the outstanding shares of Common Stock, it will not sell shares of Common Stock to any purchaser that would result in such purchaser having a voting percentage of Common Stock in excess of 40% (and with neither the Stockholder and its affiliates nor any other holder of Common Stock and its affiliates holding a voting percentage in excess of 40%) unless the purchaser contemporaneously makes a binding offer to acquire all of the then-outstanding Common Stock of the Company, at the same price and on the same terms and conditions as the purchase of shares from the Stockholder. The Stockholder also agreed that, until the earlier of the eighth anniversary of the Initial Closing or the date it owns less than 40% of the outstanding shares of Common Stock, the Stockholder will not engage in a transaction as described in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, without offering to acquire all of the then-outstanding Common Stock at the same price and on the same terms and conditions. Additionally, until the earlier of the eighth anniversary of the Initial Closing or the date it owns less than 40% of the outstanding shares of Common Stock, the Stockholder agrees to maintain at least two directors who are not affiliates of the Stockholder or the Company (the “Non-Affiliated Directors”), and agrees that any related party transaction or deregistration of the Common Stock from SEC reporting requirements requires the approval of the Non-Affiliated Directors. The Stockholders’ Agreement also contains a right for the Stockholder to serve as the exclusive standby purchaser for any additional rights offerings prior to September 6, 2016, and a pre-emptive right to purchase its pro rata share of any additional offerings other than such rights offerings by the Company prior to such date.

The Stockholders Agreement also provides that, until the second anniversary of the Initial Closing, the Company will not seek, negotiate or consummate any sale of Common Stock (with certain customary exceptions), except through one or more rights offerings substantially on the same structural terms as the Rights Offering. In addition, the Stockholder agreed that until the earlier of the fifth anniversary of the Initial Closing or the date it owns less than 40% of the outstanding shares of Common Stock, it would provide support to the Company in various ways, including with respect to sourcing financing and other business opportunities.

Additionally, in connection with the transactions described above, William Clifford, Michael Margolis and John Nemelka resigned from the Company’s board of directors. Pursuant to the Company’s Bylaws, the board of directors appointed Christopher W. Haga, D. Blair Baker and Edward B. Stead to fill the vacancies created. Mr. Stead was appointed as a Class II director for a term expiring in 2017 and Mr. Baker and Mr. Haga were appointed as Class III directors for a terms expiring in 2014.

On August 18, 2014, the Company also entered into new employment agreements with J. Brett Pope, chief executive officer, and Winston Black, managing director. Under their respective new agreements, Messrs. Pope and Black will each receive a base salary of $240,000 beginning January 1, 2015, and will be entitled to a bonus based on the Company’s performance. In addition, each received an option grant for 1,000,000 shares with an exercise price of $1.37 per share. Fifty percent of the options vest over 4 years beginning December 31, 2015 and fifty percent vest if the 60 day average closing stock price exceeds $2.06.

In connection with the transactions described above, on August 18, 2014, the Company and Computershare Trust Company, N.A., entered into Amendment No. 1 to the Second Amended and Restated Rights Agreement, to designate the Stockholder and it affiliates as Exempt Persons (as defined in the Rights Agreement) unless they own more than 76% of the outstanding shares of Common Stock.

The foregoing descriptions of the material agreements entered into do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the agreements, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the transactions, on August 18, 2014, the Company, Double Black Diamond, Black Diamond, and Double Black Diamond, L.P., entered into a Termination of Voting Agreement (the “Termination Agreement”). The Termination Agreement terminated the Voting Agreement, dated September 6, 2013, among the Company, Double Black Diamond, Black Diamond, and Double Black Diamond, L.P.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on August 18, 2014, the Company issued to Stockholder, 55,908,000 shares of Common Stock for an aggregate purchase price of $76,593,960 paid in cash. There were no underwriting discounts or commissions paid by the Company. The shares were issued to Stockholder in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant Section 4(2) thereunder.

Item 5.01 Change in Control of Registrant.

As described in Item 1.01 above, on August 18, 2014, the Company issued to the Stockholder 55,908,000 shares of Common Stock for an aggregate purchase price of $76,593,960. The source of funds used to make the purchases reported herein is the working capital of the Stockholder and margin borrowings.

As of the close of business on August 18, 2014, Carlson together with its affiliates beneficially owned an aggregate of 69,057,100 shares of Common Stock (including a warrant to purchase 1,000,000 shares of Common Stock), constituting approximately 69.0% of the shares of Common Stock outstanding.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

In connection with the transaction described in Item 1.01 above, William Clifford, Michael Margolis and John Nemelka tendered their resignations for the board of directors effective on the Initial Closing.

On August 18, 2014, pursuant to the terms of the transaction described in Item 1.01 above, the board of directors appointed the following individuals to fill the vacancies created by the resignations of Messrs. Clifford, Margolis and Nemelka.

Christopher W. Haga, age 46, was appointed as a Class III director for a term expiring at the 2014 annual meeting of stockholders. Mr. Haga is a portfolio manager at Carlson. Mr. Haga, who joined Carlson in 2003, has 22 years of experience in public and private investing, investment banking and structured finance. His role at Carlson includes public and private investing in financial institutions, energy companies and special situations. Prior to Carlson, Mr. Haga held investment banking and principal investing roles at RBC Capital Markets, Stephens, Inc., Lehman Brothers (London) and Alex. Brown & Sons. Mr. Haga holds a B.S. in Business Administration from the University of North Carolina at Chapel Hill and an M.B.A. from the University of Virginia.

D. Blair Baker, age 53, was appointed as a Class III director for a term expiring at the 2014 annual meeting of stockholders. Mr. Baker is the president of Precept Capital Management (“Precept”), an investment management company based in Dallas, Texas which he founded in 1998. Precept invests across multiple industries and asset types, focusing primarily on publicly-traded securities. His investments in the healthcare sector have included pharmaceutical, medical device, biotech, medical services and medical technology. He has extensive relationships throughout the industry. Mr. Baker previously worked with the advance staff for Vice President George H.W. Bush. Mr. Baker also formed an oil and gas operating company with ongoing operations in the Fort Worth Basin in North Texas. Other relevant prior experience includes Mr. Baker’s position as vice president and securities analyst covering telecommunications equipment companies at Rauscher Pierce Refsnes (later acquired by RBC) and as a member of the research team at Friess Associates that managed $7 billion of client assets.

Edward B. Stead, age 67, was appointed as a Class II director for a term expiring at the 2016 annual meeting of stockholders. Mr. Stead has served as a senior executive for various companies over an extensive business career. Mr. Stead began his career as a lawyer at IBM from 1973 to 1985. He then served at Apple Computer, Inc. from 1987 until 1996, where he held titles up to and including Senior Vice President, General Counsel and Secretary. At Apple, Mr. Stead led the significant advance of Apple in filing of patented inventions. He also served as Executive Vice President, General Counsel and Secretary of Blockbuster, Inc. from 1997 until 2006. Mr. Stead has served on the Legal Advisory Boards of both the NYSE and the NASD. He is currently a member of the American Law Institute and serves on the Advisory Boards of the Perot Museum on Nature and Science as well as the Booker T. Washington High School for the Performing and Visual Arts.

Mr. Haga is employed by Carlson as a portolio manager. Carlson and its affiliates (i) after the Initial Closing, own approximately 69% of the Company’s outstanding stock and (ii) are lenders to the Company.

The board has not determined on which committees the newly appointed directors will serve.

The newly appointed directors were not provided with any compensation in connection with their appointment.

On August 18, 2014, the Company also entered into new employment agreements with J. Brett Pope, chief executive officer, and Winston Black, managing director. Under their respective new agreements, Messrs. Pope and Black will each receive a base salary of $240,000 beginning January 1, 2015, and will be entitled to a bonus based on the Company’s performance. In addition, each received an option grant for 1,000,000 shares with an exercise price of $1.37 per share. Fifty percent of the options vest over 4 years beginning December 31, 2015, and fifty percent vest if the 30 day average closing stock price exceeds $2.06.

Item 8.01 Other Events.

On August 18, 2014 the Company issued a press release announcing the transaction. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
4.1*	Amendment No. 1 to the Second Amended and Restated Rights Agreement, dated as of August 18, 2014, by and between the Company and Computershare Trust Company, N.A.
10.1*	Securities Purchase Agreement, dated as of August 18, 2014, by and between the Company and Carlson Capital, L.P.
10.2*	Stockholders’ Agreement, dated as of August 18, 2014, by and among the Company, Double Black Diamond Offshore Ltd, and Black Diamond Offshore Ltd

Exhibit No.	Description
10.3*	Termination of Voting Agreement, dated as of August 18, 2014, by and among Double Black Diamond, L.P., Double Black Diamond Offshore Ltd., Black Diamond Offshore, Ltd. and the Company.
10.4*	Employment Agreement, dated as of August 18, 2014, by and between the Company and J. Brett Pope**
10.5*	Employment Agreement, dated as of August 18, 2014, by and between the Company and Winston L. Black III **
99.1*	Press Release regarding the transaction

* Filed herewith

**Management contracts and compensatory plans and arrangements required to be filed as exhibits pursuant to Item 15(b) of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ Winston Black
Winston Black
Managing Director

Date: August 18, 2014